EXHIBIT 23.2

STEGMAN
& COMPANY
CERTIFIED PUBLIC ACCOUNTANTS AND
MANAGEMENT CONSULTANTS SINCE 1975

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

         We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the View Systems, Inc. Consulting Agreement of our report dated April 5, 2002, with respect to the financial statements of View Systems, Inc. included in its Annual Report on Form 10-KSB for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/   STEGMAN & COMPANY

Baltimore, Maryland
August 22, 2002